CERTIFICATE OF MERGER

                                       OF

                        IMPAX PHARMACEUTICAL CORPORATION

                                      AND

                       GLOBAL PHARMACEUTICAL CORPORATION

     It is hereby certified that:

     1. The constituent business corporations participating in the merger herein certified are:

          (i) Impax Pharmaceuticals, Inc., which is incorporated under the laws of the State of California; and

          (ii) Global Pharmaceutical Corporation, which is incorporated under the laws of the State of Delaware.

     2. An Agreement and Plan of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware.

     3. The name of the surviving corporation in the merger herein certified is Global Pharmaceutical Corporation, which will continue its existence upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

     4. The Certificate of Incorporation of Global Pharmaceutical Corporation shall continue to be the Certificate of Incorporation of said surviving corporation, pursuant to the provisions of the General Corporation Law of the State of Delaware.

     5. The executed Agreement and Plan of Merger between the aforesaid constituent corporations is on file at an office of the aforesaid surviving corporation, the address of which is as follows:

                   Global Pharmaceutical Corporation
                   Castor and Kensington Avenues
                   Philadelphia, PA 19124

     6. A copy of the aforesaid Agreement and Plan of Merger will be furnished by the aforesaid surviving corporation, on request and without cost, to any stockholder of each of the aforesaid constituent corporations.

     7. The authorized capital stock of Impax Pharmaceuticals, Inc. consists of fifteen million (15,000,000) shares of Common Stock and fifteen million (15,000,000) shares of Preferred Stock.


Dated: December 14, 1999.


                                     IMPAX PHARMACEUTICALS, INC.


                                     By: Larry Hsu
                                         ----------------------
                                         Larry Hsu
                                         President


Dated: December 14, 1999.


                                     GLOBAL PHARMACEUTICAL CORPORATION


                                     By: Barry R. Edwards
                                         ----------------------
                                         Barry R. Edwards
                                         Chief Executive Officer





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